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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 1996

                      ZEGARELLI GROUP INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)


        CALIFORNIA                      0-19227               95-4040591
(State or other jurisdiction          (Commission           (IRS Employer
     of incorporation)                File Number)         Identification No.)

    10318 Norris Ave., Pacoima, CA                                91331
(Address of principal executive offices)                        (Zip code)

                                 (818) 897-9474
               Registrant's telephone number, including area code


                          Cosmetic Group U.S.A., Inc.
                    11312 Penrose St., Sun Valley, CA 91352
         (Former name or former address, if changed since last report.)


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Item 2.  Acquisition or Disposition of Assets.

On September 23, 1997 ("the Closing Date"), Cosmetic Group U.S.A., Inc. a California corporation ("the Company"), sold to CGUSA, LLC., a privately-held New Jersey limited liability company ("CGUSA"), substantially all of the assets used in the operations of its contract packaging business ("the Sale"). The Sale was effected pursuant to an asset purchase agreement, dated July 24, 1997 (the "Asset Purchase Agreement"), between the Company and CGUSA. Prior to the transaction, the Company and its affiliates did not have a pre-existing personal or business relationship or prior interaction with the owners of CGUSA. The aggregate purchase price ("the Purchase Price") for the assets was approximately $6,700,000, of which $3,500,000 is payable to the Company pursuant to an eight-year 10% subordinated promissory note ("the CGUSA Note"). Under the terms of the CGUSA Note, $500,000 is payable to the Company on each anniversary of the closing date commencing on the second anniversary of the closing date. Interest accrues on the unpaid principal amount of the CGUSA Note at the rate of 10% per annum and is payable quarterly. Interest and principal payable on the GGUSA Note is subject to adjustment upward or downward based on adjustment to the Purchase Price or offsets against liabilities for indemnification.

Furthermore, $500,000 was placed in escrow ("the Escrow Fund") to be released pursuant to adjustment to the Purchase Price in accordance with the Asset Purchase Agreement. Between 60 and 75 days following the Closing Date, CGUSA will deliver its calculation of the purchase price adjustment, subject to the Company's right to dispute any such adjustment as set forth in the Asset Purchase Agreement. If CGUSA's calculation is the same as the Company's, then the Escrow Fund will be released to the Company. If there is any increase of the purchase price, then CGUSA will pay the Company first, the difference between CGUSA's calculation and $4,000,000 up to a total of $500,000, and second, an immediate increase in the principal amount of the CGUSA Note. Any decrease in the Purchase Price due to CGUSA's purchase price adjustment will be paid to CGUSA first, in cash from the Escrow fund and then, if necessary, through a decrease in the aggregate principal amount of the CGUSA Note. Following the settlement of the foregoing Purchase Price adjustments, all funds remaining in the escrow fund, if any, will be released to the Company.

Item 5. Other Events.

On September 23, 1997, after approval from the Company's shareholders and consummation of the Sale, the Company filed an amendment to its Articles of Incorporation changing its name to "Zegarelli Group International, Inc."

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Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

(a) Exhibits

        2.1 Asset Purchase Agreement, dated as of July 24, 1997 between Cosmetic Group U.S.A., Inc. and CGUSA, LLC. (Incorporated herein by reference to the Company's Proxy Statement for a Special Meeting of Shareholders filed with the Securities and Exchange Commission on July 30, 1997.

        2.2 Amendment to the Asset Purchase Agreement, dated as of September 23, 1997, between CGUSA, LLC and Cosmetic Group U.S.A., Inc.
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                                   SIGNATURE

Pursuant to the requirements of the Security Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                ZEGARELLI GROUP INTERNATIONAL, INC.


October __, 1997                --------------------------------------
                                          Jennifer J. Eggers
                                        Chief Financial Officer